Exhibit 99.1

 AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

Company Returns to Profitability and Increases System Revenues 26%

BEVERLY, Mass. — February 4, 2014—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the fourth quarter and full year ended December 31, 2013. Highlights for the quarter were:

•                  Net income was $0.6 million or $0.01 per share compared to a net loss of $4.8 million or ($0.04) per share in the third quarter.

•                  System sales were $25.5 million, a 26% increase over the third quarter 2013, and a 100% increase over the first quarter.

•                  Several wins for the Purion XE implanter including the penetration of a new foundry dedicated to image sensors and multiple system orders from a new fab focused on advanced NAND devices.

•                  The Company introduced the Purion H high current implanter. With this new addition, the Company provides chipmakers with a full common platform to enable 3D device processing and flexible manufacturing capabilities, offering the best overall technical and manufacturing solution.

The Company reported fourth quarter revenue of $58.6 million, compared to $48.8 million for the third quarter of 2013. Operating profit for the quarter was $1.04 million, compared to a $2.8 million loss for the third quarter.  Net income for the quarter was $0.6 million, or $0.01 per share.  This compares to a net loss for the third quarter of 2013 of $4.8 million, or ($0.04) per share. Cash, cash equivalents and restricted cash were $47.1 million at December 31, 2013 compared with $50.7 million at September 30, 2013.

For the full year 2013, the Company reported revenue of $195.6 million, compared with $203.4 million for the full year 2012. Net loss for the year was $17.1 million or ($0.16) per share. This compares to net loss for the full year 2012 of $34.0 million or ($0.32) per share.

Chairman and CEO Mary Puma said, “We’re extremely pleased with our return to profitability. This quarter reflects the significant progress we’ve made on strengthening our financial model and capturing new opportunities with our expanding Purion product family. As we enter 2014, we believe we are strongly positioned to regain market share, achieve last peak quarterly revenues of $90 million during the current industry upturn, and maintain long term profitability through the cycle.”

Fourth Quarter and Full Year 2013 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the fourth quarter and full year 2013.  An audio webcast will be available on the Investor page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.679.8018 (1.617.213.4845 outside North America).  Participants calling into the conference call will be requested to provide the passcode: 82752416. A replay of the webcast will be available for 90 days following the conference call.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenue
Product	$51,436	$38,212	$169,587	$174,309
Services	7,138	6,412	26,045	29,076
Total revenue	58,574	44,624	195,632	203,385
Cost of revenue
Product	31,702	38,902	106,678	123,593
Services	5,592	5,242	21,019	21,621
Total cost of revenue	37,294	44,144	127,697	145,214

Gross profit	21,280	480	67,935	58,171

Operating expenses
Research and development	8,899	8,402	34,756	40,401
Sales and marketing	5,031	7,604	21,159	25,889
General and administrative	6,306	5,943	25,471	26,554
Gain on sale of dry strip assets and intellectual property	—	(7,904)	(1,167)	(7,904)
Restructuring charges	—	558	2,334	4,169
Total operating expenses	20,236	14,603	82,553	89,109

Income (loss) from operations	1,044	(14,123)	(14,618)	(30,938)

Other income (expense)
Interest income	36	18	44	45
Interest expense	(149)	—	(457)	—
Other, net	(402)	(496)	(1,073)	(1,495)
Total other income (expense)	(515)	(478)	(1,486)	(1,450)

Income (loss) before income taxes	529	(14,601)	(16,104)	(32,388)

Income taxes (credits)	(85)	217	1,040	1,646

Net income (loss)	$614	$(14,818)	$(17,144)	$(34,034)

Net income (loss) per share
Basic	$0.01	$(0.14)	$(0.16)	$(0.32)
Diluted	$0.01	$(0.14)	$(0.16)	$(0.32)

Shares used in computing net income (loss) per share
Basic weighted average common shares	109,746	107,910	108,869	107,619
Diluted weighted average common shares	114,906	107,910	108,869	107,619

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$46,290	$44,986
Accounts receivable, net	36,587	24,843
Inventories, net	95,789	100,234
Restricted cash	—	106
Prepaid expenses and other current assets	6,242	5,056
Total current assets	184,908	175,225

Property, plant and equipment, net	32,006	34,413
Restricted cash, long-term	825	—
Other assets	15,810	12,520
Total assets	$233,549	$222,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$19,451	$10,166
Accrued compensation	4,845	7,283
Warranty	1,316	1,700
Income taxes	417	278
Deferred revenue	4,387	6,423
Current portion of long-term debt	471	—
Other current liabilities	4,573	3,932
Total current liabilities	35,460	29,782

Long-term debt	14,529	—
Long-term deferred revenue	322	456
Other long-term liabilities	7,236	5,844
Total liabilities	57,547	36,082

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 110,122 shares issued and 110,002 shares outstanding at December 31, 2013;108,293 shares issued and 108,173 shares outstanding at December 31, 2012	110	108
Additional paid-in capital	510,992	504,643
Treasury stock, at cost, 120 shares at December 31, 2013 and December 31, 2012	(1,218)	(1,218)
Accumulated deficit	(339,621)	(322,477)
Accumulated other comprehensive income	5,739	5,020
Total stockholders’ equity	176,002	186,076
Total liabilities and stockholders’ equity	$233,549	$222,158

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended
	December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(17,144)	$(34,034)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	5,075	6,877
Gain on sale of dry strip assets and intellectual property	(1,167)	(7,904)
Deferred taxes	(1,465)	826
Other	—	186
Stock-based compensation expense	4,337	3,976
Provision for excess inventory	2,562	14,492
Changes in operating assets & liabilities
Accounts receivable	(11,528)	10,478
Inventories	2,209	5,903
Prepaid expenses and other current assets	125	4,386
Accounts payable and other current liabilities	7,308	(13,490)
Deferred revenue	(2,181)	(5,396)
Income taxes	133	(225)
Other assets and liabilities	(3,306)	3,328
Net cash used for operating activities	(15,042)	(10,597)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	1,200	8,716
Expenditures for property, plant, and equipment	(822)	(591)
(Increase) decrease in restricted cash	107	(2)
Net cash provided by investing activities	485	8,123

Cash flows from financing activities
Increase in restricted cash	(825)	—
Financing fees and other expenses	(560)	—
Proceeds from exercise of stock options	1,669	968
Proceeds from Employee Stock Purchase Plan	436	331
Proceeds from issuance of Term Loan	15,000	—
Net cash provided by financing activities	15,720	1,299
Effect of exchange rate changes on cash	141	(716)
Net increase (decrease) in cash and cash equivalents	1,304	(1,891)
Cash and cash equivalents at beginning of period	44,986	46,877
Cash and cash equivalents at end of period	$46,290	$44,986